UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):

June 23, 2008

United Online, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-33367	77-0575839
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

21301 Burbank Boulevard

Woodland Hills, California 91367

(Address of Principal Executive Offices) (Zip Code)

Telephone: (818) 287-3000

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.              Other Events.

In 2007, United Online, Inc. (the “Company”) commenced the process for an initial public offering (the “IPO”) of Classmates Media Corporation (“CMC”), a wholly-owned subsidiary of the Company.  In December 2007, the Company determined that proceeding with the IPO under then-current market conditions was not in the best interests of the Company’s stockholders and CMC withdrew its Form S-1 registration statement previously filed with the Securities and Exchange Commission in connection with the IPO.  Because it remained United Online’s strategy to complete an IPO of CMC during 2008, certain IPO transaction-related costs incurred during 2007 and the first quarter of 2008 totaling $3.9 million were deferred and were included in other assets on United Online’s balance sheet at March 31, 2008.  While it remains the Company’s strategy to complete the IPO of CMC, because the Company believes that capital markets have not improved significantly since the CMC Form S-1 registration statement was withdrawn in December 2007 and there is limited visibility as to when capital markets might improve significantly, the Company has concluded that it is unlikely that the IPO will be completed before 2009.  As such, the Company has determined that the $3.9 million in deferred transaction-related costs relating to the IPO will be expensed in the quarter ending June 30, 2008 and the Company’s financial results for such quarter will be negatively impacted.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	June 27, 2008	UNITED ONLINE, INC.

		By:	/s/ Scott H. Ray
Scott H. Ray
Executive Vice President and Chief Financial Officer